UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 17, 2005 (May 16, 2005)
Date of Report (Date of earliest event reported)

Core Laboratories N.V.
(Exact name of registrant as specified in its charter)

Commission File Number 001-14273

The Netherlands (State or other jurisdiction of Incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.

Herengracht 424 1017 BZ Amsterdam The Netherlands (Address of principal executive offices)	Not Applicable (Zip Code)

Registrant’s telephone number, including area code: (31-20) 420-3191

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURE

Item 8.01 Other Events.

     In its prior filings with the Securities and Exchange Commission, Core Laboratories N.V. (the “Company”) has disclosed that several putative securities class actions were filed against the Company and certain of its officers in April 2003. The Company also previously disclosed that the federal district court handling the consolidated cases ordered the lead plaintiff to refile its amended complaint by May 9, 2005 with particularized allegations sufficient to meet the pleading standards of the Private Securities Litigation Reform Act of 1995.

     The lead plaintiff did not file an amended complaint on May 9, 2005 and advised the Company that it intended to voluntarily dismiss the amended complaint. Accordingly, on May 13, 2005 the parties filed an agreed motion to dismiss the amended complaint with prejudice. The federal district court granted the motion and dismissed the case with prejudice on May 16, 2005. In connection with the dismissal, no monies will be paid to the plaintiff, but the parties agreed to be responsible for their own costs and legal fees.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2005

CORE LABORATORIES N.V.
By:	/s/ Richard L. Bergmark
Richard L. Bergmark
Chief Financial Officer